QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 2014, with respect to the consolidated financial statements of Forest Oil Corporation ("Forest"), except as related to the going concern matter discussed in Note 1 to the consolidated financial statements as to which the date is October 1, 2014, included in the Proxy Statement of Sabine Oil & Gas Corporation that is made a part of the Registration Statement on Form S-4 of Sabine Oil & Gas Corporation.

/s/ Ernst & Young LLP

Denver, Colorado
January 21, 2015

QuickLinks

  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm